UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.   )

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Filed by a Party other than the Registrant  ☐

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Preliminary Proxy Statement  ☐

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Definitive Proxy Statement ☐

Definitive Additional Materials  ☒

Soliciting Material under §240.14a-12  ☐

The Western Union Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE WESTERN UNION COMPANY

SUPPLEMENT TO THE PROXY STATEMENT DATED APRIL 2, 2024

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 17, 2024

The following information supplements and amends the definitive proxy statement on Schedule 14A of The Western Union Company (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) on April 2, 2024 (the “Proxy Statement”) in connection with the solicitation of proxies by the Company for the Annual Meeting of Stockholders to be held on May 17, 2024 (the “2024 Annual Meeting”).

The Proxy Statement includes a proposal (Proposal Four) to approve The Western Union Company 2024 Long-Term Incentive Plan (the “2024 Plan”). The sole purpose of this supplement is to update the table in Proposal Four which describes the Company’s burn rate for the past three fiscal years (the “Burn Rate Table”) in order to reflect the full value awards granted in 2021 and 2022. The Burn Rate Table below, inclusive of the updates reflected in this supplement, was also previously disclosed in the Company’s Annual Report to Security Holders, which was filed with the SEC on April 2, 2024.

This supplement should be read in conjunction with the Proxy Statement. Except as described above, this supplement does not amend, supplement or otherwise affect the Proxy Statement.

Burn Rate Table Information

Our Proxy Statement is hereby updated to replace the Burn Rate Table on page 73 of the Proxy Statement with the following table:

		FULL VALUE AWARDS			WEIGHTED
					AVERAGE
					NUMBER OF
				STOCK	SHARES OF
FISCAL	STOCK OPTIONS			OPTIONS + FULL	COMMON STOCK
YEAR	GRANTED	RSUs GRANTED	PSUs GRANTED	VALUE AWARDS	OUTSTANDING	BURN RATE
2023	1,000,000	3,000,000	1,600,000	5,600,000	370,800,000	1.49%
2022	500,000	2,600,000	1,400,000	4,500,000	387,200,000	1.15%
2021	2,600,000	2,600,000	1,100,000	6,300,000	406,800,000	1.53%